                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-35697 and Form S-8 No. 333-97373) pertaining to the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan of Eaton Corporation of our report dated June 13, 2003, with respect to the financial statements and schedule of the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                            /s/ Ernst & Young LLP



Cleveland, Ohio
June 27, 2003